Exhibit 99.1

3700 Glenwood Ave., Ste. 530 Raleigh, NC 27612

TRIANGLE CAPITAL CORPORATION REPORTS SECOND QUARTER 2016 RESULTS

RALEIGH, NC - August 3, 2016, Triangle Capital Corporation (NYSE: TCAP) (“Triangle” or the “Company”), a leading provider of capital to lower middle market companies, today announced its financial and operating results for the second quarter of 2016.

Highlights

•	Total Investment Portfolio: $930.8 million

•	Total Net Assets (Equity): $498.3 million

•	$617.9 million including proceeds from July, 2016 equity offering

•	Net Asset Value Per Share (Book Value): $14.82

•	Weighted Average Yield on Debt Investments: 12.3%

•	Efficiency Ratio (G&A Expenses/Total Investment Income): 18.7%

•	Investment Portfolio Activity for the Quarter Ended June 30, 2016

•	Cost of investments made during the period: $63.6 million

•	Principal repayments (excluding PIK interest repayments) during the period: $59.6 million

•	Proceeds related to the sale of equity investments during the period: $6.3 million

•	Non-Accrual Assets as a Percentage of Total Portfolio Cost and Fair Value: 5.6% and 2.2%, respectively

•	Financial Results for the Quarter Ended June 30, 2016

•	Total investment income: $28.4 million

•	Net investment income: $16.3 million

•	Net investment income per share: $0.49

•	Net realized gains: $3.9 million

•	Net increase in net assets resulting from operations: $6.7 million

•	Net increase in net assets resulting from operations per share: $0.20

In commenting on the Company’s second quarter investment activity and near- to medium-term outlook, E. Ashton Poole, President and CEO, stated, “Second quarter investment activity was highlighted by three new platform investments as well as a marked improvement in our investment pipeline. After a seasonally slow start of the year we have recently experienced a significant increase in the quantity and quality of our investment pipeline. This increased activity was the primary impetus for our recent equity offering, the proceeds of which will provide the foundation for Triangle’s investment activity over the next two to three quarters.”

Second Quarter 2016 Results

Total investment income during the second quarter of 2016 was $28.4 million, compared to total investment income of $27.8 million for the second quarter of 2015, representing an increase of 2.1%. The increase in investment income was primarily attributable to a $0.3 million increase in non-recurring fee income and a $0.3 million increase in non-recurring dividend income.

Net investment income during the second quarter of 2016 was $16.3 million, compared to net investment income of $16.2 million for the second quarter of 2015, representing an increase of 1.1%. Net investment income per share during the second quarter of 2016 was $0.49, based on weighted average shares outstanding during the quarter of 33.6 million, compared to $0.49 per share during the second quarter of 2015, based on weighted average shares outstanding of 33.2 million.

The Company’s net increase in net assets resulting from operations was $6.7 million during the second quarter of 2016, compared to a $12.2 million increase during the second quarter of 2015. The Company’s net increase in net assets resulting from operations was $0.20 per share during the second quarter of 2016, based on weighted average shares outstanding of 33.6 million, compared to a net increase in net assets resulting from operations of $0.37 per share during the second quarter of 2015, based on weighted average shares outstanding of 33.2 million.

The Company’s net asset value, or NAV, at June 30, 2016, was $14.82 per share as compared to $15.23 per share at December 31, 2015. As of June 30, 2016, the Company’s weighted average yield on its outstanding, currently yielding debt investments was approximately 12.3%.

Liquidity and Capital Resources

Commenting on the Company’s liquidity position, Steven C. Lilly, Chief Financial Officer, stated, “Triangle further strengthened its balance sheet and liquidity position in recent months with the issuance of additional SBA-guaranteed debentures, including $25 million under the recently passed SBA expansion legislation, and approximately $120 million of net proceeds from our July equity offering.  Including the effects of the equity offering, we have over $390 million of available liquidity to support new investment opportunities.”

At June 30, 2016, the Company had cash and cash equivalents totaling $124.9 million and $147.9 million of remaining borrowing capacity under its $300.0 million senior credit facility.

In June, 2016, the Company borrowed $32.8 million in SBA-guaranteed debentures, including $25.0 million pursuant to recently-enacted legislation which increased the maximum total debenture limit for SBICs under common control. As of June 30, 2016, the Company had outstanding SBA-guaranteed debentures totaling $250.0 million.

On July 29, 2016, the Company closed a public offering of 6.25 million shares of common stock with net proceeds of approximately $119.6 million. The underwriters have been granted an option, exercisable until August 25, 2016, to purchase up to 937,500 additional shares of common stock to cover overallotments, if any.

Dividend Information

On May 4, 2016, Triangle announced that its board of directors had declared a cash dividend of $0.45 per share. This was the Company’s 38th consecutive quarterly dividend since its initial public offering in February, 2007. The record date for the dividend was June 8, 2016, and the payment date was June 22, 2016.

Recent Portfolio Activity

During the quarter ended June 30, 2016, the Company made three new investments totaling approximately $46.3 million, debt investments in five existing portfolio companies totaling $15.8 million and equity investments in seven existing portfolio companies totaling $1.6 million. The Company had four portfolio company loans repaid at par totaling $48.2 million and received normal principal repayments and partial loan prepayments totaling $11.3 million. The Company wrote-off an equity investment in one portfolio company and recognized a realized loss on the write-off of $2.0 million. In addition, the Company received proceeds related to the sales of certain equity securities totaling $6.3 million and recognized net realized gains on such sales totaling $5.9 million.

New portfolio investments which occurred during the second quarter of 2016 are summarized as follows:

In April, 2016, the Company made a $12.9 million investment in Halo Branded Solutions (“Halo”) consisting of subordinated debt and equity. Halo is a supply chain service provider in the promotional products industry.

In April, 2016, the Company made a $12.5 million subordinated debt investment in TK USA Enterprises, Inc. (“TK”). TK is a leading manufacturer of decorative hardware for the professional market.

In May, 2016, the Company made a $20.9 million investment in Travelpro Products, Inc. and TP - Holiday Group Limited (collectively, “Travelpro”) consisting of second lien debt and equity. Travelpro is a marketer and supplier of luggage, assorted bags, and travel accessories sold predominantly in the United States and Canada.

Conference Call to Discuss Second Quarter 2016 Results

Triangle has scheduled a conference call to discuss second quarter 2016 operating and financial results for Thursday, August 4, 2016, at 9:00 a.m. (Eastern Time).

To listen to the call, please dial 877-312-5521 or 253-237-1143 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 8, 2016. To access the replay, please dial 855-859-2056 or 404-537-3406 and enter the passcode 45062595.

Triangle’s quarterly results conference call will also be available via a live webcast on the investor relations section of its website at http://ir.tcap.com/events.cfm. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until August 31, 2016.

Triangle will post a brief, pre-recorded on-demand podcast on the investor relations section of the Company’s website after 4:00 p.m. (Eastern Time) on Wednesday, August 3, 2016, in conjunction with the filing of Triangle’s Form 10-Q. The purpose of the podcast is to provide interested analysts and investors with meaningful statistical and financial information in advance of the participatory earnings call on Thursday, August 4, 2016, at 9:00 a.m. (Eastern Time).

About Triangle Capital Corporation

Triangle Capital Corporation (www.TCAP.com) invests capital in established companies in the lower middle market to fund growth, changes of control and other corporate events. Triangle offers a wide variety of investment structures with a primary focus on mezzanine financing with equity components. Triangle’s investment objective is to seek attractive returns by generating current income from debt investments and capital appreciation from equity related investments. Triangle’s investment philosophy is to partner with business owners, management teams and financial sponsors to provide flexible financing solutions. Triangle typically invests $5.0 million - $35.0 million per transaction in companies with annual revenues between $20.0 million and $200.0 million and EBITDA between $3.0 million and $35.0 million.

Triangle has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Triangle is required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NYSE, federal and state laws and regulations. Triangle has elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Triangle could have a material adverse effect on Triangle and its stockholders.

Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company's control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future and some of these uncertainties are enumerated in Triangle’s filings with the Securities and Exchange Commission. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, each as filed with the Securities and Exchange Commission. Copies are available on the SEC’s website at www.sec.gov and stockholders may receive a hard copy of the completed audited financial statements free of charge upon request to the Company at 3700 Glenwood Avenue, Suite 530, Raleigh, NC 27612. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

Contacts

Sheri Blair Colquitt
Vice President, Investor Relations
919-719-4784
scolquitt@tcap.com

Steven C. Lilly
Chief Financial Officer
919-719-4789
slilly@tcap.com

TRIANGLE CAPITAL CORPORATION
Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $750,833,116 and $795,244,907 as of June 30, 2016 and December 31, 2015, respectively)	$717,643,399	$774,238,518
Affiliate investments (cost of $175,702,230 and $171,486,103 as of June 30, 2016 and December 31, 2015, respectively)	183,475,354	177,581,965
Control investments (cost of $44,418,113 and $40,618,113 as of June 30, 2016 and December 31, 2015, respectively)	29,704,233	25,456,233
Total investments at fair value	930,822,986	977,276,716
Cash and cash equivalents	124,929,733	52,615,418
Interest, fees and other receivables	9,425,610	4,892,146
Prepaid expenses and other current assets	1,903,714	947,068
Deferred financing fees	3,093,052	3,480,444
Property and equipment, net	119,520	105,698
Total assets	$1,070,294,615	$1,039,317,490
Liabilities:
Accounts payable and accrued liabilities	$3,374,178	$7,463,514
Interest payable	3,841,477	3,714,470
Taxes payable	—	735,498
Deferred income taxes	5,375,894	4,988,317
Borrowings under credit facility	152,070,309	131,256,669
Notes	162,444,085	162,142,478
SBA-guaranteed debentures payable	244,938,000	220,648,789
Total liabilities	572,043,943	530,949,735
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 33,630,195 and 33,375,126 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively)	33,630	33,375
Additional paid-in capital	553,234,755	549,242,439
Investment income in excess of distributions	8,851,309	16,127,141
Accumulated realized losses	(21,289,719)	(25,813,329)
Net unrealized depreciation	(42,579,303)	(31,221,871)
Total net assets	498,250,672	508,367,755
Total liabilities and net assets	$1,070,294,615	$1,039,317,490
Net asset value per share	$14.82	$15.23

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Operations

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$17,486,022	$16,982,885	$35,668,676	$33,941,585
Affiliate investments	3,356,738	4,199,380	6,741,107	8,390,729
Control investments	267,298	49,481	460,914	49,481
Total interest income	21,110,058	21,231,746	42,870,697	42,381,795
Dividend income:
Non-Control / Non-Affiliate investments	48,589	45,689	(1,198,171)	1,634,394
Affiliate investments	302,207	281,369	462,262	537,622
Control investments	300,000	—	300,000	—
Total dividend income	650,796	327,058	(435,909)	2,172,016
Fee and other income:
Non-Control / Non-Affiliate investments	2,452,792	835,092	4,076,678	4,072,438
Affiliate investments	226,551	1,500,096	536,566	1,997,053
Control investments	100,000	100,000	200,000	200,000
Total fee and other income	2,779,343	2,435,188	4,813,244	6,269,491
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	2,731,689	2,613,528	5,653,293	5,341,851
Affiliate investments	1,094,522	1,150,008	2,083,735	2,319,009
Total payment-in-kind interest income	3,826,211	3,763,536	7,737,028	7,660,860
Interest income from cash and cash equivalents	55,452	67,376	92,670	120,312
Total investment income	28,421,860	27,824,904	55,077,730	58,604,474
Operating expenses:
Interest and other financing fees	6,764,654	7,325,340	13,283,224	13,757,795
Compensation expenses	4,096,472	3,516,492	13,546,965	8,925,115
General and administrative expenses	1,221,821	816,887	2,310,545	1,985,800
Total operating expenses	12,082,947	11,658,719	29,140,734	24,668,710
Net investment income	16,338,913	16,166,185	25,936,996	33,935,764
Realized and unrealized gains (losses) on investments and foreign currency borrowings:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	5,621,127	3,178,433	6,205,914	6,415,102
Affiliate investments	(1,683,731)	238,806	(1,682,304)	266,508
Control investments	—	(20,483,644)	—	(20,483,644)
Net realized gains (losses)	3,937,396	(17,066,405)	4,523,610	(13,802,034)
Net unrealized appreciation (depreciation):
Investments	(13,529,964)	14,782,147	(10,445,641)	1,066,307
Foreign currency borrowings	(59,268)	(312,322)	(911,791)	861,385
Net unrealized appreciation (depreciation)	(13,589,232)	14,469,825	(11,357,432)	1,927,692
Net realized and unrealized losses on investments and foreign currency borrowings	(9,651,836)	(2,596,580)	(6,833,822)	(11,874,342)
Loss on extinguishment of debt	—	(1,394,017)	—	(1,394,017)
Benefit (provision) for taxes	(250)	—	10,911	(137,875)
Net increase in net assets resulting from operations	$6,686,827	$12,175,588	$19,114,085	$20,529,530
Net investment income per share—basic and diluted	$0.49	$0.49	$0.77	$1.02
Net increase in net assets resulting from operations per share—basic and diluted	$0.20	$0.37	$0.57	$0.62
Dividends/distributions per share:
Regular quarterly dividends/distributions	$0.45	$0.54	$0.99	$1.08
Supplemental dividends/distributions	—	0.05	—	0.10
Total dividends/distributions per share	$0.45	$0.59	$0.99	$1.18
Weighted average shares outstanding—basic and diluted	33,584,466	33,234,532	33,532,406	33,166,865

TRIANGLE CAPITAL CORPORATION
Unaudited Consolidated Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Cash flows from operating activities:
Net increase in net assets resulting from operations	$19,114,085	$20,529,530
Adjustments to reconcile net increase in net assets resulting from operations to net cash provided by operating activities:
Purchases of portfolio investments	(75,444,437)	(163,270,565)
Repayments received/sales of portfolio investments	119,484,196	154,211,535
Loan origination and other fees received	1,622,991	2,819,164
Net realized loss (gain) on investments	(4,523,610)	13,802,034
Net unrealized depreciation (appreciation) on investments	10,058,066	(1,820,140)
Net unrealized depreciation (appreciation) on foreign currency borrowings	911,791	(861,385)
Deferred income taxes	387,577	753,833
Payment-in-kind interest accrued, net of payments received	(1,993,156)	23,501
Amortization of deferred financing fees	1,069,711	1,107,207
Loss on extinguishment of debt	—	1,394,017
Accretion of loan origination and other fees	(2,550,623)	(3,202,668)
Accretion of loan discounts	(199,697)	(238,229)
Accretion of discount on SBA-guaranteed debentures payable	31,899	92,784
Depreciation expense	33,432	29,225
Stock-based compensation	5,886,490	3,412,181
Changes in operating assets and liabilities:
Interest, fees and other receivables	(4,533,464)	574,544
Prepaid expenses and other current assets	(956,646)	(207,411)
Accounts payable and accrued liabilities	(4,089,336)	(3,726,899)
Interest payable	127,007	212,193
Taxes payable	(735,498)	(2,451,879)
Payable from unsettled transaction	—	16,961,500
Net cash provided by operating activities	63,700,778	40,144,072
Cash flows from investing activities:
Purchases of property and equipment	(47,254)	(37,091)
Net cash used in investing activities	(47,254)	(37,091)
Cash flows from financing activities:
Borrowings under SBA-guaranteed debentures payable	32,800,000	—
Repayments of SBA-guaranteed debentures payable	(7,800,000)	—
Borrowings under credit facility	68,901,849	83,000,000
Repayments of credit facility	(49,000,000)	(56,000,000)
Proceeds from notes	—	83,372,640
Redemption of notes	—	(69,000,000)
Financing fees paid	(1,123,400)	(2,740,049)
Net expenses related to public offering of common stock	—	(54,967)
Common stock withheld for payroll taxes upon vesting of restricted stock	(3,484,074)	(2,400,352)
Cash dividends/distributions paid	(31,633,584)	(37,496,240)
Net cash provided by (used in) financing activities	8,660,791	(1,318,968)
Net increase in cash and cash equivalents	72,314,315	38,788,013
Cash and cash equivalents, beginning of period	52,615,418	78,759,026
Cash and cash equivalents, end of period	$124,929,733	$117,547,039
Supplemental disclosure of cash flow information:
Cash paid for interest	$11,625,782	$11,673,774
Summary of non-cash financing transactions:
Dividends/distributions paid through DRIP share issuances	$1,590,155	$1,695,423